As filed with the Securities and Exchange Commission on November 23, 1993
                                             Registration No. 33-51173
- ---------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                       ----------------------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                       ----------------------------
                           POLAROID CORPORATION
          (Exact name of registrant as specified in its charter)

               DELAWARE                                   04-1734655
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

         549 TECHNOLOGY SQUARE
        CAMBRIDGE, MASSACHUSETTS                            02139
(Address of Principal Executive Offices)                  (Zip Code)
                            ------------------
                  THE 1993 POLAROID STOCK INCENTIVE PLAN
                         (Full title of the plan)
                            -------------------
                          Richard F. deLima, Esq.
               Vice President, Secretary and General Counsel
                           Polaroid Corporation
                           549 Technology Square
                      Cambridge, Massachusetts 02139
                  (Name and address of agent for service)

                               (617)386-2000
 (Telephone number, including area code, of agent for service of process)

                      CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------
                                   Proposed       Proposed
   Title of                        maximum        maximum
  securities        Amount         offering       aggregate     Amount of
    to be           to be          price per      offering     registration
 registered (1)   registered         share        price (2)      fee (2)
- ---------------------------------------------------------------------------
 Common Stock,
   par value      2,151,878       $35.00 (2)     $75,315,730    $25,971.12
$1.00 per share     848,122       $32.25 (3)     $27,351,934    $ 9,431.77
- ------------------------------------------------------------------------
(1) This Registration Statement also pertains to Rights to purchase shares of Series A Participating Cumulative Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

(2) Pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, the proposed maximum offering price per share, estimated solely for purposes of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933, is based upon the average of the high and low prices reported for shares of the Registrant's Common Stock on the New York Stock Exchange Composite Transactions Index on November 19, 1993, with respect to shares as to which the offering price is not known.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, is based upon the option prices of shares subject to options granted to date.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents, which have heretofore been filed by Polaroid Corporation (the "Company") (File
No. 1-4085) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), are hereby incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 1993, July 4, 1993 and October 3, 1993.

          3. The description of the Company's Common Stock, par value $1.00 per share ("Common Stock"), contained in the Company's Application for Registration of Securities on a National Securities Exchange on
     Form 10.

          4. The description of the Company's Rights to purchase the Company's Series A Participating
     Cumulative Preferred Stock ("Rights") contained in the
     Company's Registration Statement on Form 8-A dated
     September 15, 1986, as amended by amendments on Form 8 dated August 18, 1988, September 15, 1988, January 30,
     1989, February 21, 1989, October 21, 1991, March 24,
     1993, and July 2, 1993.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated
Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Certain legal matters with respect to shares of Common Stock to be issued pursuant to The 1993 Polaroid
Stock Incentive Plan (the "Plan") will be passed upon by Richard F. deLima, Esq., Vice President, Secretary and
General Counsel of the Company.  As of September 30, 1993,
Mr. deLima beneficially owned 15,145 shares of Common Stock of the Company, including exercisable stock options.

          The consolidated financial statements and schedules of Polaroid Corporation and subsidiary companies as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated by reference into this Registration Statement, have been incorporated by reference into this Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick audits and reports on consolidated financial statements of Polaroid Corporation and subsidiary companies issued at future dates, and consents to the use of their report thereon, and to the extent that such consolidated financial statements are incorporated by reference into this Registration Statement pursuant to Item 3 hereof, such financial statements also will be incorporated by reference into this Registration Statement in reliance upon their report and such authority.

          With respect to the unaudited interim financial information for the periods ended October 3, 1993 and September 27, 1992 contained in the Company's Report on Form 10-Q for the quarter ended October 3, 1993 and with respect to the unaudited interim financial information for the periods ended July 4, 1993 and June 28, 1992 contained in the Company's Report on Form 10-Q for the quarter ended
July 4, 1993 and with respect to the unaudited financial information for the periods ended April 4, 1993 and March 29, 1992 contained in the Company's report on Form 10-Q for the quarter ended April 4, 1993, incorporated herein by reference, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended October 3, 1993 and their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended April 4, 1993, and their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended July 4, 1993, incorporated herein by reference, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their reports on the unaudited interim financial information because each of such reports is not a "report" or a "part" of this Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Article X of the Company's By-Laws contains detailed provisions for the indemnification by the Company of current and former directors, officers, employees and agents of the Company on terms that have been derived from
Section 145 of the General Corporation Law of Delaware.

          The Company maintains policies of insurance under which directors, officers and certain employees of the Company and its subsidiaries are insured, subject to certain specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit
Number    Description

 4.1      By-Laws of Polaroid Corporation as of May 8, 1990
          (filed as Exhibit 3.1 to Polaroid Corporation
          Form 10-K for the year ended December 31, 1990).
          */

 4.2(a)   Restated Certificate of Incorporation of Polaroid
          Corporation as of August 20, 1973 (filed as
          Exhibit 3.2(a) to Polaroid Corporation Form 10-K for the year ended December 31, 1988). */

 4.2(b)   Amendments to the Restated Certificate of
          Incorporation of Polaroid Corporation as of May 12, 1987.

 4.2(c)   Amendments to Polaroid Corporation Restated
          Certificate of Incorporation as of January 30,
          1989 (filed as Exhibit 3.2(c) to Polaroid
          Corporation Form 10-K for the year ended
          December 31, 1988). */

 4.2(d)   Amendment to Polaroid Corporation Restated
          Certificate of Incorporation as of June 2, 1989
          (filed as Exhibit 3.1 to Polaroid Corporation
          Form 10-Q for the quarter ended July 2, 1989). */

 4.2(e)   Amendment to Polaroid Corporation Restated
          Certificate of Incorporation as of October 31,
          1991 (filed as Exhibit 3.2(e) to Polaroid
          Corporation Form 10-K for the year ended
          December 31, 1991). */

 4.2(f)   Amendment to Polaroid Corporation Restated
          Certificate of Incorporation as of October 31,
          1991 (filed as Exhibit 3.2(f) to Polaroid
          Corporation Form 10-K for the year ended
          December 31, 1991). */

 4.3(a) Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan
          Shareholder Services Trust Company, as Rights
          Agent (filed as Exhibit 1 to Polaroid Corporation
          Form 8-A as filed on September 15, 1986). */

 4.3(b)   First Amendment dated as of August 16, 1988 to
          Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan
          Shareholder Services Trust Company, as Rights
          Agent (filed as Exhibit 4 to Polaroid Corporation
          Form 8 (Amendment No. 1 to the Form 8-A filed on
          September 15, 1986) as filed on August 18, 1988).
          */

 4.3(c) Second Amendment dated as of September 14, 1988 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent (filed as Exhibit 5 to Polaroid Corporation Form 8 (Amendment No. 2 to the Form 8-A filed on September 15, 1986) as filed on September 15,
          1988). */

 4.3(d) Supplemental Rights Agreement and Third Amendment dated as of January 30, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent (filed as Exhibit 6 to Polaroid Corporation Form 8 (Amendment No. 3 to the Form 8-A filed on September 15, 1986) as filed on January 30, 1989). */

 4.3(e)   Fourth Amendment dated as of February 21, 1989 to
          Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan
          Shareholder Services Trust Company, as Rights
          Agent (filed as Exhibit 7 to Polaroid Corporation
          Form 8 (Amendment No. 4 to the Form 8-A filed on
          September 15, 1986) as filed on February 21,
          1989). */

 4.3(f) Supplemental Rights Agreement and Fifth Amendment dated as of October 7, 1991 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent (filed as
          Exhibit 8 to Polaroid Corporation Form 8
          (Amendment No. 5 to the Form 8-A filed on
          September 15, 1986) as filed on October 21, 1991).
          */

 4.3(g) Fifth Amendment dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent (filed as
          Exhibit 8 to Polaroid Corporation Form 8

          (Amendment No. 5 to the Form 8-A filed on
          September 15, 1986) as filed on March 24, 1993).
          */

 4.3(h)   Amendment dated as of June 30, 1993 to the Fifth
          Amendment dated as of March 23, 1993 to Rights
          Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholders
          Services Trust Company, as Rights Agent (filed as
          Exhibit 10 to Polaroid Corporation Form 8
          (supplement to Amendment No. 5, and redesignation thereof as Amendment No. 6, to the Form 8-A filed on September 15, 1986) as filed on July 2, 1993).
          */

 4.4      Form of Registrant's Common Stock Certificate.

 5.1 Opinion of Richard F. deLima, Esq. as to the legality of shares of Common Stock issued pursuant to The 1993 Polaroid Stock Incentive Plan.

15.1 Letter from KPMG Peat Marwick re: unaudited interim financial information.

23.1 Consent of KPMG Peat Marwick, independent certified public accountants.

23.2      Consent of Richard F. deLima, Esq., (contained in
          Exhibit 5.1 hereto).

24.1      Powers of Attorney.

99.1      The 1993 Polaroid Stock Incentive Plan.

____________________

*/ Incorporated by reference.

Item 9.  Undertakings.

          (1)  The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (1)(a)(i) and
     (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 23rd day of November, 1993.



                              POLAROID CORPORATION,

                                by I. M. BOOTH

                                  Name: I. MacAllister Booth
                                  Title: Chairman of the
                                         Board of Direc-
                                         tors, President and
                                         Chief Executive
                                         Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                Title             Date



I. M. BOOTH              Chairman of the   November 23, 1993
I. MacAllister Booth     Board of Direc-
                         tors, President
                         and Chief Execu-
                         tive Officer,
                         Director (Princi-
                         pal Executive
                         Officer)

W. J. O'NEILL, JR.       Executive Vice    November 23, 1993
William J. O'Neill, Jr.  President and
                         Chief Financial
                         Officer


RALPH M. NORWOOD         Vice President    November 23, 1993
Ralph M. Norwood         and Controller

            *            Vice Chairman of  November 23, 1993
Sheldon A. Buckler       the Board of
                         Directors,
                         Director



            *            Director          November 23, 1993
Yen-Tsai Feng



            *            Director          November 23, 1993
Ralph E. Gomory



            *            Director          November 23, 1993
Frank S. Jones



            *            Director          November 23, 1993
James D. Mahoney



            *            Director          November 23, 1993
Henry Necarsulmer



            *            Director          November 23, 1993
Kenneth H. Olsen



            *            Director          November 23, 1993
Lester Pollack


            *            Director          November 23, 1993
Charles P. Slichter



            *            Director          November 23, 1993
Ralph Z. Sorenson


            *            Director          November 23, 1993
Delbert C. Staley

            *            Director          November 23, 1993
Alfred M. Zeien







































_______________

*  By: RICHARD F. deLIMA
       Richard F. deLima
       Attorney-in-fact